================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               (AMENDMENT NO. ___)



[x]      Filed by the Registrant

[_]      Filed by a Party other than the Registrant


Check the appropriate box:

[_]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                         THE BEAR STEARNS COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

[x]      No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid: $

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:
================================================================================

                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 ------------


To Our Stockholders:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders, which will be held on Monday, October 27, 1997, at 5:00 P.M., New York City time, in the Bear Stearns Auditorium, 245 Park Avenue, 5th Floor, New York, New York.

         At the meeting we will be reporting to you on your Company's current operations and outlook. Stockholders will elect directors of the Company and transact such other items of business as are listed in the Notice of Annual Meeting and more fully described in the Proxy Statement which follows. The Company's Board of Directors and management hope that many of you will be able to attend the meeting in person.

         The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.


                                                Sincerely yours,

                                                /s/ Alan C. Greenberg
                                                    ----------------------------
                                                    Alan C. Greenberg
                                                    Chairman of the Board


October 6, 1997

                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 27, 1997


To the Stockholders of
THE BEAR STEARNS COMPANIES INC.:

         The Annual Meeting of Stockholders of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), will be held on Monday, October 27, 1997, at 5:00 P.M., New York City time, in the Bear Stearns Auditorium, 245 Park Avenue, 5th Floor, New York, New York, for the following purposes:

         1. To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         2. To approve the fiscal year 1998 performance goals under, and an amendment to, The Bear Stearns Companies Inc. Management Compensation Plan.

         3. To approve amendments to The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors.

         4. To approve amendments to The Bear Stearns Companies Inc. Performance Compensation Plan.

         5. To transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

         Holders of record of Common Stock of the Company, par value $1.00 per share, at the close of business on September 22, 1997, will be entitled to notice of, and to vote on, all matters presented at the meeting and at any adjournments or postponements thereof.

                                              By order of the Board of Directors
                                                          /s/ Kenneth L. Edlow
                                                              ------------------
                                                              Kenneth L. Edlow,
                                                              Secretary

October 6, 1997

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 27, 1997


         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock of The Bear Stearns Companies Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Bear Stearns Auditorium, 245 Park Avenue, 5th Floor, New York, New York, on Monday, October 27, 1997, at 5:00 P.M., New York City time, and at any adjournments or postponements thereof. These proxy materials are being mailed on or about October 6, 1997, to holders of record on September 22, 1997, of the Company's Common Stock, par value $1.00 per share ("Common Stock").

         A proxy may be revoked by a stockholder prior to its exercise in any of three ways: by written notice to the Secretary of the Company; by submission of another proxy bearing a later date; or by voting in person at the Annual Meeting. Revocation by notice to the Secretary of the Company or by submission of a later proxy will not affect a vote on any matter which is taken prior to the receipt of the notice or later proxy by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, the proxy will be voted FOR the slate of directors described herein; FOR the approval of the fiscal year 1998 performance goals under, and an amendment to, The Bear Stearns Companies Inc. Management Compensation Plan (as amended and restated as of July 1, 1994) (the "Management Compensation Plan") as described herein; FOR the approval of amendments to The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors (as amended and restated as of January 22, 1997) (the "Capital Accumulation Plan") as described herein; FOR the approval of amendments to The Bear Stearns Companies Inc. Performance Compensation Plan (the "Performance Compensation Plan") as described herein; and, as to any other matter of business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting on the matter.

         The Company has adopted a policy of encouraging stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated an independent third party, Chase-Mellon Shareholder Services, which is the Company's transfer agent, to receive and to tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of a vote of a stockholder is expressly requested by such stockholder, or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the Annual Meeting. The policy of ensuring confidentiality of stockholder votes will also apply to shares of Common Stock held in customer accounts at the Company's subsidiary, Bear, Stearns Securities Corp. Holders of Common Stock whose shares are held in such accounts will be requested to give instructions with respect to the manner in which their shares are to be voted to Automatic Data Processing, Inc., which has been directed not to disclose such instructions to the Company.

         The Board of Directors of the Company has determined to reduce the size of the Company's Board from 37 members to nine members. Of the nine members, only two will be members of the Company's management. Of the non-management directors, six are incumbent directors and one is new to the Board. The decision to streamline the Board was made in order to create a smaller body of predominantly non-management directors. For a further discussion regarding the change in the composition of the Board of Directors, see "Election of Directors."

         This mail solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also will request that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.


                                   THE COMPANY

         The Company was incorporated under the laws of the State of Delaware on August 21, 1985. The Company succeeded to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"), on October 29, 1985. As used in this Proxy Statement, all references to "Bear Stearns" and "BSSC" are to Bear, Stearns & Co. Inc., and Bear, Stearns Securities Corp., respectively, the principal subsidiaries of the Company.


                                VOTING SECURITIES

         Holders of record of Common Stock at the close of business on September 22, 1997, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote. Shares of Common Stock represented by CAP Units (as hereinafter defined) credited pursuant to the Capital Accumulation Plan are not outstanding and are not entitled to vote at the Annual Meeting.

         On September 22, 1997, 118,407,143 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote on each matter is required for the approval of the fiscal year 1998 performance goals under, and an amendment to, the Management Compensation Plan, the approval of the amendments to the Capital Accumulation Plan and the approval of the amendments to the Performance Compensation Plan. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum but will have the practical effect of a negative vote as to that proposal. Brokers (other than Bear Stearns and BSSC) that do not receive a stockholder's instructions are entitled to vote on the election of directors. The New York Stock Exchange (the "NYSE") determines whether brokers that do not receive instructions will be entitled to vote on the other proposals contained in this Proxy Statement. Under the rules of the NYSE, if Bear Stearns and BSSC do not receive a stockholder's instructions, and other brokers are entitled to vote on a proposal, Bear Stearns and BSSC are also entitled to vote such shares of Common Stock, but only in the same proportion as the shares represented by votes cast by all other record holders with respect to such proposal. In the event of a broker non-vote with respect to any proposal coming before the meeting due to the absence of authorization by the beneficial owner to vote on that issue, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

         The following table sets forth certain information furnished to the Company regarding each person or group of persons known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of September 2, 1997:


                                                                 Percentage of
Name and address of                         Number of shares     Outstanding
Beneficial Owner                            of Common Stock      Common Stock
                                            ----------------     -------------


Mellon Bank Corporation (1)                      6,362,000          5.4%
One Mellon Bank Center, Room 4340
Pittsburgh, PA  15258

----------------
(1) Mellon Bank Corporation's direct and indirect subsidiaries hold such shares in various fiduciary capacities as trustee, agent or investment advisor for client accounts.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following information with respect to the outstanding shares of Common Stock beneficially owned by each director of the Company, each nominee for director of the Company, each executive officer named in the Summary Compensation Table under "Executive Compensation" and all directors, nominees and executive officers of the Company as a group, is furnished as of September 2, 1997. Also set forth below as of such date is certain information with respect to the number of shares of Common Stock represented by CAP Units credited to the accounts of such persons pursuant to the Capital Accumulation Plan (notwithstanding that shares underlying CAP Units generally are not deemed to be beneficially owned for this purpose because the named persons have neither the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within the next 60 days).


                                                                                                         PERCENTAGE OF
                                             AMOUNT               PERCENT OF                              OUTSTANDING
                                           AND NATURE            COMMON STOCK       COMMON STOCK          COMMON STOCK
                                          OF BENEFICIAL          BENEFICIALLY        REPRESENTED         AND CAP UNITS
       NAME AND ADDRESS (1)             OWNERSHIP (2)(3)            OWNED           BY CAP UNITS            COMBINED
       --------------------             ----------------           -------          ------------           ---------


E. Garrett Bewkes III..............             27,757               (4)                        --            (4)
Denis A. Bovin.....................                 --               (4)                   501,536            (4)
James E. Cayne (5).................          3,796,208              3.21%                2,243,192           3.98%
Peter D. Cherasia..................             61,300               (4)                   399,158            (4)
Ralph R. Cioffi....................             10,239               (4)                   195,235            (4)
Barry J. Cohen.....................            127,546               (4)                   244,049            (4)
Wendy L. de Monchaux...............                 --               (4)                   328,476            (4)
Bruce E. Geismar (6)...............             97,508               (4)                   181,079            (4)
Carl D. Glickman (7)...............            353,895               (4)                        --            (4)
Thomas R. Green....................             58,591               (4)                        --            (4)
Alan C. Greenberg..................            778,308               (4)                 1,160,322           1.28%
Donald J. Harrington...............                242               (4)                        --            (4)
Richard Harriton...................            227,653               (4)                   215,556            (4)
Daniel L. Keating (8)..............            161,795               (4)                   160,904            (4)
Mark E. Lehman (9).................             82,843               (4)                   207,775            (4)
David A. Liebowitz.................             23,371               (4)                   970,018            (4)
Bruce M. Lisman....................            181,414               (4)                   274,863            (4)
Roland N. Livney...................             10,218               (4)                   291,107            (4)
William L. Mack....................                 --               (4)                        --            (4)
Michael Minikes (10)...............            403,429               (4)                   636,881            (4)
William J. Montgoris...............            302,159               (4)                   289,335            (4)
Donald R. Mullen Jr................              5,699               (4)                   439,748            (4)
Frank T. Nickell...................             30,387               (4)                        --            (4)
Craig M. Overlander................              8,225               (4)                   412,938            (4)
Stephen E. Raphael.................              2,250               (4)                   164,826            (4)
E. John Rosenwald Jr. (11).........            281,175               (4)                     6,025            (4)
Lewis A. Sachs.....................              2,189               (4)                   295,638            (4)
Richard Sachs .....................                 --               (4)                    56,930            (4)
Frederic V. Salerno................                365               (4)                        --            (4)
Alan D. Schwartz...................            876,171               (4)                 1,420,800           1.52%
David M. Solomon...................                151               (4)                   311,830            (4)
Warren J. Spector (12).............            191,157               (4)                 2,638,663           1.87%
Robert M. Steinberg (13)...........          1,299,470              1.10%                  354,667           1.09%
Michael L. Tarnopol................            842,947               (4)                   603,512            (4)
Vincent Tese.......................                 --               (4)                        --            (4)
Michael J. Urfirer ................                 --               (4)                   517,182            (4)
Fred Wilpon........................              1,214               (4)                        --            (4)
Uzi Zucker.........................            336,899               (4)                    39,900            (4)
All directors, nominees and
  executive officers as a
  group (39 individuals)...........         10,584,310              8.94%               15,590,245           17.27%

                          (Footnotes on following page)

                                        4

(1)           The address in each case is 245 Park Avenue, New York, New York
              10167.

(2) Nature of beneficial ownership is sole voting and investment power, except as indicated in subsequent notes. Includes an aggregate of 13,009 shares of Common Stock owned by directors, nominees and executive officers through The Bear Stearns Companies Inc. Employee Stock Ownership Plans (the "ESOPs"). Shares owned by the ESOPs that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to employees' accounts, and allocated shares for which voting directions have not been received, are voted by the trustee of the ESOPs in proportion to the manner in which allocated shares are directed to be voted by the employees.

(3) Does not include shares underlying CAP units credited under the Capital Accumulation Plan, except for the following number of shares distributed on September 11, 1997 to the following persons:
              Mr. Cayne - 47,602; Mr. Cherasia - 6,836; Mr. Cioffi - 9,817; Mr. Cohen - 2,402; Mr. Geismar - 3,462; Mr. Greenberg - 28,308; Mr. Harriton - 49,379; Mr. Keating - 4,911; Mr. Lehman - 4,001; Mr. Lisman - 6,016; Mr. Livney - 8,258; Mr. Minikes - 10,628; Mr. Montgoris - 6,406; Mr. Mullen - 5,699; Mr. Overlander - 5,986; Mr. Rosenwald - 11,175; Mr. L. Sachs - 1,486; Mr. Schwartz - 28,735; Mr. Spector - 39,561; Mr. Steinberg - 7,542; Mr. Tarnopol - 155,390; and Mr. Zucker - 4,531.

(4)           Less than one percent.

(5)           Does not include 41,424 shares of Common Stock owned by Mr.
              Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 230,703 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 7,300 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(6) Does not include 924 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership. Mr. Geismar also has a short position of 15,221 shares of Common Stock.

(7)           Does not include 3,109 shares of Common Stock owned by Mr.
              Glickman's wife, as to which shares Mr. Glickman disclaims beneficial ownership.

(8) Includes 1,962 shares of Common Stock held by Mr. Keating as custodian for his children.

(9) Does not include 29,632 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(10)          Does not include 1,616 shares of Common Stock owned by Mr.
              Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(11)          Does not include 970 shares of Common Stock owned by Mr.
              Rosenwald's wife, as to which shares Mr. Rosenwald disclaims beneficial ownership.

(12)          Does not include 551 shares of Common Stock owned by Mr.
              Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

(13) Does not include 70,394 shares of Common Stock held by a trust established for Mr. Steinberg's children with respect to which Mr. Steinberg's wife acts as trustee and as to which shares Mr. Steinberg disclaims beneficial ownership. Includes 10 shares of Common Stock owned by a child of Mr. Steinberg.


                            I. ELECTION OF DIRECTORS

The Board of Directors is currently comprised of 37 directors. On September 22, 1997, the Board of Directors reduced the number of directors constituting the entire Board of Directors to nine effective as of the date of the Annual Meeting.

The Board of Directors has nominated and recommends the election of each of the nominees set forth below as a director of the Company to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Each nominee is currently a director of the Company, except Mr. Mack. Each nominee who is elected or re-elected to the Board of Directors will hold office until the next Annual Meeting of Stockholders, in accordance with the By-laws of the Company. Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a substitute nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors. At present, it is anticipated that each nominee will be a candidate.

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors.

                                                                                                           ELECTED TO
                                          AGE AS OF                                                         SERVE AS
                                        SEPTEMBER 15,       PRINCIPAL OCCUPATION                           DIRECTOR OF
NAME                                         1997           AND DIRECTORSHIPS HELD                         THE COMPANY
----                                        ------          ----------------------                         -----------

James E. Cayne.....................           63            President and Chief Executive Officer             1985
                                                            of the Company and Bear Stearns,
                                                            member of the Executive Committee
                                                            (as hereinafter defined) and Chairman
                                                            of the Management and Compensation
                                                            Committee (as hereinafter defined)

Carl D. Glickman...................           71            Private Investor; In the United States,           1985
                                                            Director, Continental Health Affiliates,
                                                            Inc., Franklin Holdings, Inc.,
                                                            Infutech, Inc., Lexington Corporate
                                                            Properties, Inc. and Office Max Inc.;
                                                            In Israel, Director, Alliance Tire
                                                            Company (1992) Ltd. and The
                                                            Jerusalem Economic Corporation Ltd.

Alan C. Greenberg..................           70            Chairman of the Board of the                      1985
                                                            Company and Bear Stearns and
                                                            Chairman of the Executive Committee

Donald J. Harrington...............           51            President, St. John's University;                 1993
                                                            Director, The Reserve Fund, Reserve
                                                            Institutional Trust, Reserve Tax-
                                                            Exempt Trust, Reserve New York
                                                            Tax-Exempt Trust and Reserve Special
                                                            Portfolios Trust



                                        6

                                                                                                           ELECTED TO
                                          AGE AS OF                                                         SERVE AS
                                        SEPTEMBER 15,       PRINCIPAL OCCUPATION                           DIRECTOR OF
NAME                                         1997           AND DIRECTORSHIPS HELD                         THE COMPANY
----                                        ------          ----------------------                         -----------

William L. Mack....................           57            Senior Managing Partner, The Mack                Nominee
                                                            Company; Founding Principal, Apollo
                                                            Real Estate Advisors, L.P.; General
                                                            Partner, The Apollo Real Estate
                                                            Investment Funds; Chairman of the
                                                            Board of Metropolis Realty Trust,
                                                            Inc.; Director, Koger Equity, Inc. and
                                                            Vail Resorts, Inc.

Frank T. Nickell...................           50            President, Kelso & Company;                       1993
                                                            Director, Earle M. Jorgensen
                                                            Company and Peebles Inc.

Frederic V. Salerno................           54            Senior Executive Vice President,                  1992
                                                            CFO/Strategy and Director of Bell
                                                            Atlantic Corporation; Director, Avnet,
                                                            Inc., Orange & Rockland Utilities,
                                                            Inc. and Viacom, Inc.

Vincent Tese.......................           54            Chairman, Wireless Cable                          1994
                                                            International Inc.; Director, Angram,
                                                            Inc., Cablevision International, Quintel
                                                            Entertainment Inc., Bowne & Co.,
                                                            Inc. and Allied Waste Industries Inc.

Fred Wilpon........................           61            Chairman of the Board of Directors of             1993
                                                            Sterling Equities, Inc.; Chairman of
                                                            the Board of Directors of Pathogenesis
                                                            Corp.; President and Chief Executive
                                                            Officer of the New York Mets

                                        7

         Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns since July 1993. Mr. Cayne has been President of the Company for more than the past five years.

         Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of Directors of the Company.

         Mr. Greenberg has been Chairman of the Board of the Company for more than the past five years. Mr. Greenberg was Chief Executive Officer of the Company and Bear Stearns from the Company's inception until July 1993.

         Father Harrington has been the President of St. John's University for more than the past five years.

         Mr. Mack has been Senior Managing Partner of The Mack Company
(a national owner, developer and investor in office and industrial buildings and other real estate investments) for more than the past five years, and a Founding Principal of Apollo Real Estate Advisors, L.P. (a manager of real estate investment funds), the General Partner of the Apollo Real Estate Investment Funds, since April 1993. Mr. Mack is also Chairman of the Board of Metropolis Realty Trust, Inc. (the owner of high rise office buildings).

         Mr. Nickell has been President of Kelso & Company, a privately held merchant banking firm, for more than the past five years.

         Mr. Salerno is the Senior Executive Vice President, CFO/Strategy of Bell Atlantic Corporation ("Bell Atlantic"). Prior to the merger of NYNEX Corp. ("NYNEX") and Bell Atlantic, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than the past five years.

         Mr. Tese has been Chairman of Wireless Cable International Inc. (a wireless cable company) since April 1995. Mr. Tese was Chairman of Cross Country Wireless Inc. (a wireless cable company) from October 1994 to July 1995 and was a corporate officer and a general partner of Cross Country Wireless Inc.'s predecessors, Cross Country Wireless Cable - I, L.P. and Cross Country Wireless Cable West, L.P., from 1990 until October 1994. Mr. Tese was the Director of Economic Development for the State of New York from June 1987 to December 1994. Mr. Tese is also currently Chairman of the Audit Committee of the Board of Directors of the Company.

         Mr. Wilpon has been Chairman of the Board of Directors of Sterling Equities, Inc., a privately held entity, and certain affiliates thereof, which are primarily real estate development/owner management companies, for more than the past five years. Mr. Wilpon has also been President and Chief Executive Officer of the New York Mets baseball team for more than the past five years. Mr. Wilpon has also been Chairman of the Board of Directors of Pathogenesis Corp., a publicly held pharmaceutical company, since May 4, 1995.

         There is no family relationship among any of the directors or executive officers of the Company.

         All directors hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Officers serve at the discretion of the Board of Directors.

         Over the years, the Company has encouraged employee participation in the ultimate management and direction of the Company by nominating to the Board of Directors those employees who have made significant contributions to the Company. This employee participation has served the Company well as demonstrated by continued growth in earnings and stockholder value but, with the growth of the Company, has resulted in the Board of Directors increasing to 37 members in fiscal year 1997. The Board of Directors has determined that continued increases in the size of the Board would be inefficient. However, the Board believes that employee participation in the management of the Company is important and intends to continue employee participation in management, in part through service on the Board of Directors of Bear Stearns, the Company's principal operating subsidiary. By having such participation, the Board of Bear Stearns will be able to serve the Company's Board in an advisory capacity, allowing the Board of the Company to draw upon the vast knowledge and expertise of the subsidiary's Board. Accordingly, the Company intends, following the Annual Meeting, to elect to the Board of Directors of Bear Stearns the following individuals (all of whom are Senior Managing Directors of Bear Stearns and hold such other positions and are responsible for such areas of the Company's operations as are indicated):


Alan C. Greenberg - Chairman of the Board                     David A. Liebowitz - Convertible Securities
James E. Cayne - President and Chief Executive Officer        Bruce M. Lisman - Institutional Equities
Mark E. Lehman - Executive Vice President                     Roland N. Livney - Fixed Income Sales
Alan D. Schwartz - Executive Vice President                   Jeffrey Mayer - Mortgages
Warren J. Spector - Executive Vice President                  Gary M. McLoughlin - Government Bonds
Michael Minikes - Treasurer                                   Donald R. Mullen Jr. - High Yield
Samuel L. Molinaro Jr. - Senior Vice President-Finance        Fares D. Noujaim - Debt Capital Markets
                         and Chief Financial Officer          Craig M. Overlander - Fixed Income Sales
William J. Montgoris-Chief Operating Officer                  Stephen E. Raphael - Private Client Services
                                                              Pierce J. Roberts Jr. - Investment Banking
Denis A. Bovin - Investment Banking                           E. John Rosenwald Jr. - Investment Banking
Peter D. Cherasia - Financial Analytics and                   Lewis A. Sachs - Global Debt Capital Markets
                    Structural Transactions                   Richard B. Sachs - Private Client Services
Ralph R. Cioffi - Fixed Income Sales                          David M. Solomon - Investment Banking
Barry J. Cohen - Risk Arbitrage                               Robert M. Steinberg - Equities
Wendy L. de Monchaux - Derivatives                            Donald W. Tang - Asia Pacific
Bruce E. Geismar - Operations                                 Michael L. Tarnopol - Investment Banking
Richard Harriton - President of BSSC                          Michael J. Urfirer - Investment Banking
Daniel L. Keating - Municipal Bond and Public Finance         Eli Wachtel - Strategic Structuring and Transactions
John Knight - Bear, Stearns International Limited             Michael Winchell - Risk Management
Curtis S. Lane - Investment Banking                           Uzi Zucker - Investment Banking

         The interests of these individuals are aligned with stockholder interests through the ownership of 27,554,284 shares of Common Stock and CAP Units combined, representing approximately 18.2% of the Company's Common Stock and CAP Units combined.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held six meetings (exclusive of committee meetings) during the preceding fiscal year. In addition, the Board of Directors has established four committees whose functions and current members are noted below. Each current director, except Ms. de Monchaux and Messrs. Overlander, Rosenwald, Schwartz and Tarnopol attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served which were held during such period.

         Executive Committee. The Executive Committee of the Board of Directors
         -------------------
(the "Executive Committee") consists of Messrs. Cayne, Greenberg (Chairman), Lehman, Schwartz and Spector, who also currently constitute five of the six members of the Board of Directors of Bear Stearns. It meets once each week and more frequently as required and held 51 meetings during the preceding fiscal year. The Executive Committee has the authority between meetings of the Board of Directors to take all actions with respect to the management of the Company's business which require action of the Board of Directors, except with respect to certain matters that by law and the provisions of the Certificate of Incorporation must be approved by the entire Board of Directors.

         Audit Committee. The Audit Committee of the Board of Directors (the
         ---------------
"Audit Committee") consists of Messrs. Bewkes, Green, Salerno, Tese (Chairman) and Wilpon. The Audit Committee also included Grace J. Fippinger until her untimely passing in January 1997. Each of the foregoing is a director who is not employed by the Company or affiliated with management. This Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent accountants the scope of their audit, their report and their recommendations, and recommends the selection of the Company's independent accountants. The Audit Committee held six meetings during the preceding fiscal year.

         Compensation Committee. The Compensation Committee of the Board of
         ----------------------
Directors (the "Compensation Committee") consists of Messrs. Glickman (Chairman), Harrington, Nickell and Tese. The Compensation Committee also included John W. Kluge until his resignation from the Board of Directors on September 5, 1997. Each of the foregoing is a director who is not employed by the Company or affiliated with management. The Compensation Committee establishes the compensation policies used in determining the compensation of all executive officers and other Senior Managing Directors, including members of the Board of Directors who are employees of the Company ("employee directors"). The Compensation Committee administers the Management Compensation Plan pursuant to which the salary and bonus compensation of the members of the Executive Committee is determined. See "Executive Compensation - Compensation Committee Report." The Compensation Committee administers the Performance Compensation Plan. The Compensation Committee also approves the salary and bonus compensation of the employee directors and the other executive officers based upon recommendations by the Executive Committee and the Management and Compensation Committee of the Board of Directors (the "Management and Compensation Committee") applying criteria established by the Compensation Committee. The Compensation Committee also administers certain aspects of the Capital Accumulation Plan. The Compensation Committee held seven meetings during the preceding fiscal year.

         Management and Compensation Committee. The Management and Compensation
         -------------------------------------
Committee of the Board of Directors consists of Messrs. Cayne (Chairman), Harriton, Lisman, Montgoris, Mullen, Schwartz, Spector and Steinberg. The Management and Compensation Committee considers and acts upon matters involving the day-to-day business and affairs of the Company and its subsidiaries and, where appropriate, recommends action to the Board of Directors or other committees of the Board of Directors with respect to those matters not in the ordinary course of business and affairs of the Company, in either case without in any way limiting or impairing the existing power or authority of the executive officers of the Company. In connection therewith, the Management and Compensation Committee approves compensation amounts for employees of the Company and its subsidiaries below the level of Senior Managing Director, and recommends to the Compensation Committee and/or the Executive Committee compensation amounts for Senior Managing Directors of Bear Stearns other than participants in the Management Compensation Plan. The Management and Compensation Committee also administers certain aspects of the Capital Accumulation Plan. The Management and Compensation Committee meets once a week and more frequently as required and held 60 meetings during the preceding fiscal year.

         The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

                          COMPENSATION COMMITTEE REPORT

OVERVIEW

         The Compensation Committee establishes the compensation policies applicable to all executive officers and other Senior Managing Directors. The salary and bonus compensation of the members of the Executive Committee is determined by the operation of the Management Compensation Plan, and the salary and bonus compensation of certain other executive officers is determined by the operation of the Performance Compensation Plan, which plans have been adopted and are administered by the Compensation Committee and have been approved by the stockholders. The fiscal year 1997 salaries and bonuses of employee directors and other executive officers, to the extent not determined by the Management Compensation Plan or the Performance Compensation Plan, were approved by the Compensation Committee based upon recommendations by the Executive Committee and the Management and Compensation Committee, which committees based their recommendations on criteria established by the Compensation Committee.

COMPENSATION POLICIES

         From the time of the Company's initial public offering after succession on October 29, 1985 to the business of the Partnership, compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performance, thereby aligning their interests with the interests of the Company's stockholders. The Management Compensation Plan, which has been in effect in various forms since the Company's initial public offering, and the Performance Compensation Plan, which was adopted in 1996, are designed to implement the foregoing philosophy. The salary and bonus compensation of the Chief Executive Officer and other members of the Executive Committee is determined by the Management Compensation Plan which provides each participant with a base salary of $200,000 per annum and a share of a bonus fund determined on the basis of the Company's Adjusted Annual Pre-Tax Return on Equity ("ROE," as defined below). Under the Performance Compensation Plan, certain executive officers of the Company (other than the voting members of the Executive Committee) designated by the Compensation Committee receive a base salary of $200,000 per annum and a share of a performance-based bonus fund.

         The Company's compensation practice with respect to other executive officers and Senior Managing Directors has been designed to link individual compensation with performance. Accordingly, the base salary of other executive officers and most other Senior Managing Directors has been limited to $200,000 per annum, with the preponderance of total compensation being in the form of a bonus determined on the basis of the following criteria: (a) the overall annual performance of the Company; (b) the performance of any business unit or units in which the employee participates; (c) the need to maintain compensation levels comparable to those of competing financial services companies, including those in the Peer Group (as defined below); and (d) the individual performance of the employee in question from the viewpoints of (i) managerial responsibilities,
(ii) direct production of revenue, (iii) development and maintenance of the Company's franchise, (iv) controlling costs, and (v) promoting cooperation within and between business units.

         The Compensation Committee also considers the relationship of the Company's total compensation expense to the Company's total revenues, net of interest expense, in evaluating the overall reasonableness of the compensation of employee directors and other executive officers.

         The Compensation Committee believes that the establishment of the Capital Accumulation Plan during fiscal year 1991 represented an important additional step in the Company's goal to further strengthen the alignment of management and stockholder interests, by increasing management employee ownership of the Company's Common Stock. During fiscal year 1997, 95% of the more than 300 Senior Managing Directors participated in the Capital Accumulation Plan, and all employee directors and executive officers of the Company participated.

         The Compensation Committee views the Company's compensation policies as having substantially contributed to the Company's historical operating performance, which has been characterized by consistently high levels of pre-tax return on common equity (see comparison in the chart below to the average pre-tax return on common equity of the Company's peers (the "Peer Group"), consisting of Merrill Lynch & Co., Inc., Morgan Stanley, Dean Witter, Discover & Co., Paine Webber Group Inc. and Salomon Inc). The following chart compares the Company's pre-tax return on common equity to the Peer Group for the five twelve-month periods ended June 30 shown below:

                            PRE-TAX RETURN ON EQUITY
              THE BEAR STEARNS COMPANIES INC. V. PEER GROUP AVERAGE








                         [GRAPHIC MATERIAL OMITTED (1)]







                                                               June 30,
                                   ----------------------------------------------------------------
                                       1993         1994         1995        1996        1997
                                       ----         ----         ----        ----        ----
The Bear Stearns Companies Inc.        48.8%        38.7%        21.6%       43.5%       46.0%
Peer Group(1)                          33.4%        26.9%        9.8%        37.5%       32.8%


(1) As a result of the merger of Morgan Stanley Group Inc. and Dean Witter, Discover & Co. in June 1997, the pre-tax return on equity for the twelve months ended June 30, 1997 is based on the results of Morgan Stanley, Dean Witter, Discover & Co. and all prior periods only included the results of Morgan Stanley Group Inc.


MANAGEMENT COMPENSATION PLAN

         The Compensation Committee administers the Management Compensation Plan, which provides that each member of the Executive Committee will receive a base salary of $200,000 per annum and share in a bonus fund determined on the basis of the Company's ROE. The ROE for fiscal year 1997 was 46.3%, resulting in a bonus fund of $76,122,000. If the Company's fiscal year 1997 ROE had not exceeded 2%, the compensation of the members of the Executive Committee would have been limited to their salaries of $200,000 per annum. For information with respect to the members of the Executive Committee, see "Election of Directors - Board and Committee Meetings - Executive Committee."

         "ROE" is defined generally in the Management Compensation Plan as the number expressed as a percentage determined by dividing (a) Adjusted Annual Pre-Tax Income (as defined below) by (b) Consolidated Common Stockholders' Equity as of the last day of the immediately preceding fiscal year. "Adjusted Annual Pre-Tax Income" of the Company is defined generally in the Management Compensation Plan as consolidated income before income taxes, after deducting the base salaries of participants in the Management Compensation Plan and dividends on preferred stock, but before deducting any bonus payments under the Management Compensation Plan and any adjustments relating to the Capital Accumulation Plan. Adjusted Annual Pre-Tax Income for purposes of this Plan may be decreased, but not increased, at the sole discretion of the Compensation Committee, as appropriate to carry out the purpose of the Management Compensation Plan.

         The share of the bonus fund to be allocated to each member of the Executive Committee was determined in September 1996 by the Compensation Committee upon the recommendation of the Executive Committee, which based such recommendation on the same criteria established by the Compensation Committee for determining the total compensation of Senior Managing Directors who are not members of the Executive Committee for fiscal year 1996.

         The Management Compensation Plan is based on the proposition that ROE is an appropriate measure upon which to base the compensation of the members of the Executive Committee. Although the short-term performance of the Common Stock will tend to fluctuate based on factors beyond the control of management, the Compensation Committee believes that over the long term, the performance of the Common Stock will reflect the Company's operating performance as reflected in its ROE.

         The Management Compensation Plan's short-term focus on annual pre-tax profitability is counterbalanced by the long-term focus resulting from the substantial ownership of Common Stock and CAP Units by the members of the Executive Committee and other senior executives as described in the paragraph "Equity Ownership and Capital Accumulation Plan" below.

         The Compensation Committee has concluded that the Management Compensation Plan has served the Company well, has provided appropriate incentives to senior management of the Company, and is a fair and reasonable method upon which to base the compensation of the members of the Executive Committee.

PERFORMANCE COMPENSATION PLAN

         The Compensation Committee also administers the Performance Compensation Plan. All of the Company's executive officers (other than the voting members of the Company's Executive Committee) are eligible to participate in the Performance Compensation Plan. The total compensation of those executive officers of the Company designated to participate in the Performance Compensation Plan by the Compensation Committee within 90 days after the beginning of each fiscal year (the "Designated Executives") is determined by the Performance Compensation Plan. Under the Performance Compensation Plan, each of the Designated Executives receives a base salary of $200,000 per annum and shares in a performance-based bonus fund. For each fiscal year, the formula for calculating the bonus fund is determined by the Compensation Committee based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders. The Compensation Committee has adopted amendments to the Performance Compensation Plan relating to participation in such Plan to be effective commencing in fiscal year 1998, subject to approval of stockholders at the 1997 Annual Meeting. See "Approval of Amendments to the Performance Compensation Plan."

         The share of the bonus fund to be allocated to each Designated Executive in any fiscal year is determined by the Compensation Committee, based upon the recommendation of the Management and Compensation Committee, which may allocate up to 100% of the entire bonus fund in any fiscal year. The Compensation Committee, in its sole discretion, may determine that the amount of the bonus of any participant be below that which is otherwise allocable under the bonus fund. The maximum bonus that may be allocated to a participant in any fiscal year is $12 million.

         For fiscal year 1997 the Compensation Committee selected four executive officers of the Company as Designated Executives. The Committee also established a formula for calculating the bonus fund for fiscal year 1997 and the share for each Designated Executive based upon a combination of factors including departmental pre-tax profits and the "Adjusted Pre-Tax Return on Equity" of the Company (which term has essentially the same meaning as under the Management Compensation Plan). The total bonus fund resulting from the application of the formula for fiscal year 1997 was $34,958,000 of which the Compensation Committee, based on the recommendation of the Management and Compensation Committee, determined that bonuses aggregating $16,800,000 would be paid to the Designated Executives.

         The Compensation Committee has concluded that the Performance Compensation Plan has provided appropriate incentives to senior management of the Company, and is a fair and reasonable method upon which to base the compensation of the Designated Executives.

         Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1 million paid to individual executive officers named in the Summary Compensation Table per taxable year unless certain exceptions, including compensation based on performance goals, are satisfied. The Management Compensation Plan and the Performance Compensation Plan have been established and maintained in an effort to comply with the performance-based exception to limits on deductibility of executive officer compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The total compensation of Mr. Cayne, the Company's CEO, along with other members of the Executive Committee, is determined in all material respects by the Management Compensation Plan. Pursuant to the terms of the Management Compensation Plan, for fiscal year 1997 Mr. Cayne received a base salary of $200,000 and shared in a bonus fund based on the Company's fiscal year 1997 ROE. Mr. Cayne's share of the fiscal year 1997 bonus fund (as well as that of the other members of the Executive Committee) was determined by the Compensation Committee in September 1996, based on the recommendation of the Executive Committee as to how the bonus fund should be allocated among the members of the Executive Committee. The Executive Committee's recommendations were based on the same criteria established by the Compensation Committee for determining the total compensation of Senior Managing Directors who were not members of the Executive Committee for fiscal year 1996.

         Mr. Cayne's total salary and bonus compensation increased by 13.7% from fiscal 1996, which reflect both the Company's improved financial performance and the allocation of the bonus fund. Of the total fiscal year 1997 compensation of Mr. Cayne, approximately 48.1% was deferred under the Capital Accumulation Plan, with the result that the ultimate realization of a substantial portion of Mr. Cayne's benefit from his current compensation will depend on the future performance of the Company and its Common Stock.

EQUITY OWNERSHIP AND CAPITAL ACCUMULATION PLAN

         A focus on long-term performance and growth and a direct alignment of employee and stockholder interests results from the substantial ownership of Common Stock and CAP Units by senior executives of the Company. As shown under "Security Ownership of Management," the five current members of the Executive Committee beneficially own approximately 8.84% of the outstanding Common Stock and CAP Units combined while all directors, nominees and executive officers as a group beneficially own approximately 17.27% of the outstanding Common Stock and CAP Units combined as of September 2, 1997.

         The Capital Accumulation Plan has been and will continue to be a major contributor to equity ownership by senior executives. During fiscal year 1997, 95% of the more than 300 Senior Managing Directors of Bear Stearns (including all employee directors and executive officers of the Company) participated in the Capital Accumulation Plan. For fiscal years 1995, 1996 and 1997 participants in the Capital Accumulation Plan have deferred a total of approximately $403,300,000 in compensation. Furthermore, for fiscal year 1997, 48.9% of the salary and bonus compensation (including amounts deferred pursuant to the Capital Accumulation Plan) of the current members of the Executive Committee was deferred in the Capital Accumulation Plan while 44.1% of such compensation was deferred by all executive officers and employee directors. These deferrals were, or will be, credited to participants' accounts in the form of CAP Units which entitle the participants to share in the pre-tax income of the Company and eventually to receive shares of Common Stock of the Company. At June 30, 1997, participants held 33,968,056 CAP Units which represented 22.41% of the outstanding Common Stock and CAP Units combined. The Capital Accumulation Plan is described in detail below under "Approval of Amendments to the Capital Accumulation Plan."

         Since shares for the Capital Accumulation Plan are purchased from existing stockholders and not from the Company, employee stock ownership is increased without substantial dilution to earnings per share or book value per common share. Consistent with the Company's goal of avoiding compensation plans which cause significant dilution of existing stockholders, the Company does not use stock options as a significant component of employee compensation and has granted no stock options since August 1989.


                                                      Compensation Committee

                                                      Carl D. Glickman, Chairman
                                                      Donald J. Harrington
                                                      Frank T. Nickell
                                                      Vincent Tese

                                      o o o

                    COMPENSATION TABLES AND OTHER INFORMATION


         The following table set forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (other than the CEO) for the three fiscal years ended June 30, 1997:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                               Long-Term
                                                                             Compensation
                                                     Annual Compensation       Awards
                                                    --------------------       ------
                                 Fiscal                                    Restricted Stock        All Other
Name and Principal Position       Year             Salary      Bonus        Awards(1)(2)       Compensation(2)(3)
---------------------------      ------            ------      -----        ------------       ------------------

James E. Cayne...............     1997           $200,000   $10,175,750          $9,616,250            $3,223,209
CEO and President                 1996            200,000     8,972,750           8,413,250             2,060,125
                                  1995            200,000     4,030,066           3,470,827               770,630

Alan C. Greenberg............     1997            200,000    14,132,375           4,707,625             1,685,120
Chairman of the Board             1996            200,000    13,039,500           4,346,500             1,080,728
                                  1995            200,000     5,627,980           1,872,913               401,924

Alan D. Schwartz.............     1997            200,000     8,002,250           7,412,750             1,981,791
Executive Vice President          1996            200,000     6,693,666           6,117,334             1,200,713
                                  1995            200,000     2,332,229           1,772,990               460,603

Warren J. Spector............     1997            200,000     4,204,500          14,635,500             3,523,924
Executive Vice President          1996            200,000     4,194,750          12,276,250             2,093,489
                                  1995            200,000     3,725,976           3,166,737               813,143

Mark E. Lehman...............     1997            200,000     1,892,500           1,342,500               278,866
Executive Vice President          1996            200,000     1,647,500           1,097,500               152,710
                                  1995            200,000       815,000             385,000                49,595

         FOR EACH OF THE ABOVE-NAMED OFFICERS, COMPENSATION INFORMATION IS
PROVIDED FOR THE FULL FISCAL YEARS DURING WHICH HE SERVED AS AN EXECUTIVE
OFFICER OF THE COMPANY.

(1) REPRESENTS THE PORTION OF THE NAMED EXECUTIVE OFFICER'S BONUS DEFERRED PURSUANT TO THE CAPITAL ACCUMULATION PLAN. SEE "APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN." IN ACCORDANCE WITH THE CAPITAL ACCUMULATION PLAN, ALL AMOUNTS ARE IMMEDIATELY VESTED BUT, GENERALLY, ARE NOT PAYABLE FOR A MINIMUM OF FIVE YEARS. FOR THE FISCAL YEAR ENDED JUNE 30, 1997, THE FOLLOWING NUMBER OF CAP UNITS WERE CREDITED TO SUCH PERSONS' CAPITAL ACCUMULATION ACCOUNTS AS A RESULT OF THEIR FISCAL YEAR 1997 DEFERRALS: MR. CAYNE - 270,241; MR. GREENBERG - 132,296; MR. SCHWARTZ - 208,317; MR. SPECTOR - 411,295; AND MR. LEHMAN - 37,727.

(2) AS OF JUNE 30, 1997, THE VALUE AND NUMBER OF THE AGGREGATE CAP UNITS HELD BY SUCH PERSONS (BASED ON THE CLOSING PRICE OF THE COMMON STOCK ON THE CONSOLIDATED TRANSACTION REPORTING SYSTEM ON SUCH DATE) WAS: MR. CAYNE - $78,316,519 (2,290,794 UNITS); MR. GREENBERG - $40,636,288
         (1,188,630 UNITS); MR. SCHWARTZ - $49,556,012 (1,449,536 UNITS); MR.
         SPECTOR - $91,561,783 (2,678,224 UNITS); AND MR.
         LEHMAN - $7,240,092 (211,776 UNITS).

(3) REPRESENTS PREFERENTIAL EARNINGS PAID ON, AND IN THE FORM OF, CAP UNITS PURSUANT TO THE CAPITAL ACCUMULATION PLAN IN EXCESS OF THE AMOUNTS OF CASH DIVIDENDS PAID ON SHARES OF COMMON STOCK. FOR A DESCRIPTION OF THE CAPITAL ACCUMULATION PLAN, SEE "APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN."

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of an investment in the Company's Common Stock for the last five fiscal years with that of the S&P 500 Index, the S&P Financial Miscellaneous Index and the Company's peers (consisting of Merrill Lynch & Co., Inc., Morgan Stanley, Dean Witter, Discover & Co., Paine Webber Group Inc. and Salomon Inc). The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1992 and that all dividends were reinvested. There can be no assurance that future stock performance will correlate with past stock performance.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN




                         [GRAPHIC MATERIAL OMITTED (2)]





Assumes $100 invested on June 30, 1992
in the Company's Common Stock, S&P 500
Index, S&P Financial Miscellaneous
Index and Peer Group

                                         1992       1993        1994       1995       1996        1997
                                         ----       ----        ----       ----       ----        ----

The Bear Stearns Companies Inc.          100         155        127        173         206        320
S & P 500 Index                          100         114        115        145         183        247
S & P Financial Miscellaneous Index      100         145        143        179         238        354
Peer Group (1)                           100         145        136        181         224        368



(1) Peer group calculation assumes conversion of Morgan Stanley Group Inc. shares into newly formed company, Morgan Stanley, Dean Witter, Discovery & Co., in June 1997.


COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company receives an annual retainer of $25,000, plus $800 for each meeting of the Board of Directors attended, and reasonable expenses relating to attendance at such meetings. Directors who are members of the Audit Committee and directors who are members of the Compensation Committee receive additional compensation at the rate of $1,500 for each meeting of the Audit Committee or Compensation Committee attended, with the exception of telephone conference meetings (where a quorum consists of directors attending via telephone conference call) as to which the compensation paid for participation is $200.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN TRANSACTIONS

         The Company, in the ordinary course of business, has extended credit to certain of its directors, officers and employees in connection with their purchase of securities. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectability or have other unfavorable features present. To the extent officers and employees of the Company and members of their immediate families wish to purchase securities in brokerage transactions, they ordinarily are required to do so through Bear Stearns, which offers them a discount from its standard commission rates in connection therewith which could be substantial depending on various factors, including the size of the transaction. Bear Stearns also, from time to time and in the ordinary course of its business, has entered into transactions involving the purchase or sale of securities and commercial paper (including different forms of repurchase transactions) from or to directors, officers and employees of the Company and members of their immediate families, as principal. Such purchases and sales of securities or commercial paper on a principal basis were effected on substantially the same terms as similar transactions with unaffiliated third parties.

         The Company, from time to time, has made loans to its officers and other employees against commissions and other compensation which would otherwise be payable to them in the ordinary course of business. Interest is generally charged by the Company on such loans at the same rate of interest charged by Bear Stearns on loans to purchase securities. The Company currently requires that any such loan in excess of $7,500 made to officers and other employees against commissions or other compensation be approved by the affirmative vote of a majority of the members of the Management and Compensation Committee (with any interested member abstaining). During the fiscal year ended June 30, 1997, the maximum aggregate amount of month-end loans against commissions and other compensation was approximately $6,928,983.

         The Company has formed a limited partnership, The BSC Employee Fund, L.P. (the "Fund"), which provides a unique investment opportunity for the Company's Senior Managing and Managing Directors. The Fund has committed to invest $53,000,000 in a diversified group of closed-end acquisitions and leverage buyout funds which are managed by highly regarded private equity firms. As of June 30, 1997, 337 participants in the Fund have purchased a total of 1,202 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $50,000 of which $25,000 is funded by the participant and $25,000 is in the form of a non-recourse, interest-bearing loan from the Company to the participant of the Fund. The loans bear interest at the London Interbank Offering Rate plus 1.0%. The initial capital call took place on June 12, 1997 for approximately 30% of each participant's equity commitment. The total amount loaned to the participants of the Fund at June 30, 1997 was $10,940,604. At such date, loans in excess of $60,000 were outstanding to the following directors or officers in the aggregate dollar amount set forth after each of their respective names: Dennis A. Bovin ($182,040), James E. Cayne ($182,040), Barry J. Cohen ($72,816), Donald R.
Mullen Jr. ($182,040), Alan D. Schwartz ($182,040), David M. Solomon ($182,040),
Warren J. Spector ($728,160), Robert M. Steinberg ($91,020), Michael J. Urfirer ($182,040), and Kenneth L. Edlow ($364,080). The aggregate amount of the loans outstanding to all directors and executive officers as a group on such date was $2,694,192.

         Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during the last fiscal year for any amount in excess of $60,000.

         Sterling BSC Inc. ("Sterling BSC") and Hines Interests Limited Partnership ("Hines"), as a joint venture (the "Joint Venture"), are acting as a consultant to the Company on certain real estate matters. In December 1996, the Company paid the Joint Venture $225,000 for consulting services provided to the Company. Fred Wilpon, a director of the Company, is Chairman of Sterling BSC and the owner of a substantial portion of the outstanding common stock of Sterling BSC, which has a majority interest in the Joint Venture.

         Bear Stearns served as underwriter in several debt and equity offerings by Universal Outdoor in calendar year 1996 and in connection therewith was paid an aggregate of approximately $8.8 million. Such amount represented more than 10% of Universal Outdoor's gross revenues for the fiscal year ended December 31, 1996. As of August 15, 1997, KIA V and KEP V owned an aggregate of 2,999,650 shares of common stock of Universal Outdoor (representing approximately 12.4% of Universal Outdoor's outstanding shares). By virtue of his status as one of the general partners of the general partner of KIA V and one of the general partners of KEP V, Frank T. Nickell, a director of the Company, may be deemed to have beneficial ownership of the shares owned by KIA V and KEP V. In addition, as of August 15, 1997, Mr. Nickell directly owned 135,229 shares of Universal Outdoor common stock (representing approximately .6% of Universal Outdoor's total outstanding shares). On August 21, 1997, KIA V, KEP V and Mr. Nickell sold their interests in Universal Outdoor.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Company's Compensation Committee are Messrs. Glickman, Harrington, Nickell and Tese, none of whom is or has been an officer or employee of the Company. Except as noted below, there were no "Compensation Committee Interlocks" during fiscal year 1997.

         As noted above, in 1996 Bear Stearns served as underwriter in several debt and equity offerings by Universal Outdoor a company in which Mr. Nickell may be deemed to have had a beneficial interest, and in connection therewith Bear Stearns was paid an aggregate of approximately $8.8 million. See "Certain Transactions."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Common Stock, to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1997 fiscal year all Section 16(a) filing requirements were complied with, except that one report for one transaction was filed late by E. John Rosenwald Jr.

         II. APPROVAL OF THE FISCAL YEAR 1998 PERFORMANCE GOALS UNDER, AND AN AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN

         The Board of Directors proposes that the stockholders approve the fiscal year 1998 performance goals under, and an amendment to, the Management Compensation Plan. The performance goals and the amendment are being submitted to stockholders in an effort to meet the requirements for deductibility by the Company under Section 162(m) of the Internal Revenue Code. (See "Executive Compensation - Compensation Committee Report - Management Compensation Plan" for a discussion of Section 162(m) of the Internal Revenue Code). If stockholder approval of the fiscal year 1998 performance goals under the Management Compensation Plan is not obtained, no payment in respect of the bonus fund will be made under the Management Compensation Plan.

         On July 25, 1994, the Compensation Committee adopted the Management Compensation Plan, which is effective July 1, 1994, subject to annual approval of the performance goals contained therein by stockholders at the Company's Annual Meeting.

FISCAL YEAR 1998 PERFORMANCE GOALS

         The salary and bonus compensation of the CEO and other members of the Executive Committee is determined by the Management Compensation Plan. Under the Management Compensation Plan, each of the members of the Executive Committee will receive a base salary of $200,000 per annum and will share in a bonus fund established pursuant to the Management Compensation Plan.

         On September 10, 1997, the Compensation Committee established a new formula for computing the bonus fund for fiscal 1998, subject to stockholder approval at the Company's Annual Meeting. The formula establishes a bonus fund based on a sliding scale linked to the Company achieving various levels of ROE. If the Company's fiscal year 1998 ROE does not exceed 2%, the compensation of the members of the Executive Committee will be limited to their salaries of $200,000 per annum. The bonus fund will range up to a maximum of 6.655% of Adjusted Annual Pre-Tax Income when the Company's fiscal year 1998 ROE exceeds 30%. In fiscal year 1997, the bonus fund ranged up to a maximum of 7.258% of Adjusted Annual Pre-Tax Income when the Company's fiscal year 1997 ROE exceeded 30%.

         The definitions of "ROE" and "Adjusted Annual Pre-Tax Income" under the Management Compensation Plan are described under "Executive Compensation - Compensation Committee Report - Management Compensation Plan."

         One impact of the change in the formula for calculating the bonus fund in fiscal year 1998 from that in effect for fiscal year 1997 is that the Company must generate more Adjusted Annual Pre-Tax Income in fiscal year 1998 than in the previous year in order to produce the same bonus fund as in fiscal year 1997. However, if the Company generates the same level of ROE in fiscal year 1998 as it did in fiscal year 1997, the bonus fund would increase in fiscal year 1998 over the bonus fund in fiscal year 1997. In addition to the adjustments made at all levels of Adjusted Annual Pre-Tax Income, the formula for calculating the bonus fund in fiscal year 1998 was revised to further reduce the bonus fund at lower levels of ROE.

         The share of the bonus fund to be allocated to each member of the Executive Committee is determined by the Compensation Committee. The Compensation Committee may allocate up to 100% of the entire bonus fund in any fiscal year. The determination of each participant's share of the fund is made not later than 90 days after the beginning of each fiscal year. The Management Compensation Plan may be amended by the Compensation Committee provided that no such action may retroactively impair or otherwise adversely affect the rights of any person prior to the date of such action.

         Since the amounts payable under the Management Compensation Plan will be based on future performance, such amounts are not determinable at the present time. However, the following table reflects the amounts that would have been paid for the fiscal year ended June 30, 1997 if the fiscal year 1998 formula for computing the bonus fund under the Management Compensation Plan had been in effect for such year:

                        MANAGEMENT COMPENSATION PLAN (1)

  NAME AND POSITION                                     DOLLAR VALUE ($)(2)
  -----------------                                     -------------------

  James E. Cayne,
     CEO and President................................          18,048,039

  Alan C. Greenberg,
    Chairman of the Board.............................          17,180,345

  Warren J. Spector,
    Executive Vice President..........................          17,180,345

  Alan D. Schwartz
    Executive Vice President..........................          14,056,645

  Mark E. Lehman
     Executive Vice President.........................           2,950,160

  Executive Group.....................................          69,415,534

  Non-Executive Director Group........................                   0

  Other Employee Group(3).............................                   0

-------------------------

(1) This calculation (i) utilizes the fiscal year 1997 Adjusted Annual Pre-Tax Income and the Consolidated Common Stockholders' Equity as of June 30, 1997, and (ii) assumes the percentage of the bonus fund allocated to each member of the Executive Committee was the same as under the Management Compensation Plan in effect for fiscal year 1997.

(2) Includes amounts that would have been deferred pursuant to the Capital Accumulation Plan. See "Summary Compensation Table."

(3) Excluding those employees included in the categories entitled "Executive Group" and "Non-executive Director Group."


PROPOSED AMENDMENT

  On September 18, 1997, the Compensation Committee adopted an amendment to the Management Compensation Plan, subject to stockholder approval at the 1997 Annual Meeting, which would clarify the eligibility requirements for participation in the Management Compensation Plan. The definition of "Participants" would be changed from the voting members of the Executive Committee of the Board of Directors to the voting members of the Executive Committee of the Company. It is currently contemplated that in connection with the change in the composition of the Board of Directors of the Company (discussed above) the Executive Committee will include individuals who are not members of the Board of Directors. Therefore, the Executive Committee would no longer be a committee of the Board of Directors. The amendment will be effective upon the formation of the new Executive Committee. It is presently contemplated that the members of the new Executive Committee initially will be the current members of the Executive Committee of the Board of Directors.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PERFORMANCE STANDARDS CONTAINED IN, AND AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN.

          III. APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN

GENERAL

         The Capital Accumulation Plan was adopted initially by the Board of Directors and approved by stockholders as of September 6, 1990. The Capital Accumulation Plan was amended thereafter on a number of occasions by the Compensation Committee, both with and without stockholder approval, as required. The last amendment to the Capital Accumulation Plan, prior to the proposed amendments being considered at the Annual Meeting, was adopted effective January 18, 1996 and approved by stockholders on October 28, 1996, as reflected in the Exhibits to the Company's Annual Report on Form 10-K for fiscal year 1996.

         Under the Capital Accumulation Plan, all Senior Managing Directors of Bear Stearns (including employee directors and executive officers of the Company) are eligible to participate on an elective basis. Participants in the Capital Accumulation Plan are entitled to defer a portion of their compensation earned during each fiscal year. Participants are generally required to commit to defer a portion of their compensation during each of the three fiscal years following their initial election to participate in the Capital Accumulation Plan. Thereafter, whenever the Compensation Committee allows a new group of Senior Managing Directors to participate in the Capital Accumulation Plan for three years, the duration of the Capital Accumulation Plan is extended, thereby permitting existing Participants to defer compensation for an additional fiscal year or years.

         All of the Senior Managing Directors (including employee directors and executive officers of the Company) are eligible to participate in the Capital Accumulation Plan. During fiscal year 1997, 95% of the more than 300 Senior Managing Directors participated in the Capital Accumulation Plan, including all of the employee directors and executive officers. Participants in any fiscal year will generally be required to defer the following percentages of that portion of their total compensation for such fiscal year (after deducting any amounts deferred under other plans sponsored by the Company) which exceeds $200,000 (or the then prevailing annual base salary of Senior Managing Directors):

         25% of the first  .................................   $  300,000
         30% of the next   .................................      500,000
         40% of the next   .................................    1,000,000
         50% of compensation exceeding......................    2,000,000

         In lieu of the foregoing amounts, Senior Managing Directors over the age of 55 may elect to defer only 25% of their aggregate compensation in excess of $200,000 and all Participants may elect to defer all or any portion of their compensation in excess of $200,000 in addition to the minimum amount set forth in the table above ("Additional Deferral Amounts"), subject, in the case of Additional Deferral Amounts to the approval of the Management and Compensation Committee, or in the case of persons subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended ("Reporting Persons"), to the approval of the Compensation Committee.

         Participants' compensation will be deferred for a period (a "Deferral Period") of five years after the end of the fiscal year for which it was otherwise payable, which period may be extended or reduced under certain circumstances, including the financial hardship of the Participant. Participants over the age of 55 may elect a shorter deferral period. A Participant's compensation deferred pursuant to the Capital Accumulation Plan will be credited to such Participant's deferred compensation account (the "Capital Accumulation Account") in the form of units ("CAP Units"). The number of CAP Units to be so credited generally will be determined by dividing the amount of each Participant's compensation deferred in respect of such fiscal year by the average cost per share of Common Stock acquired for purposes of the Capital Accumulation Plan.

         Each CAP Unit credited to a Participant's Capital Accumulation Account will entitle the Participant to receive, on an annual basis, a Net Earnings Adjustment generally equal to the Company's pre-tax earnings per share (as determined in accordance with the Capital Accumulation Plan) for such fiscal year divided by the average cost per share of Common Stock acquired by the Company for purposes of the Capital Accumulation Plan, less an adjustment for changes in the Company's book value per share of the Common Stock during such year resulting from increases or decreases in the Company's retained earnings attributable to net income or loss, after deducting dividends declared with respect to any capital stock of the Company, during such year. The Net Earnings Adjustment generally will be credited to Participants' Capital Accumulation Accounts on an annual basis in the form of a number of additional CAP Units.

         Notwithstanding the foregoing, the aggregate number of CAP Units that may be credited pursuant to the Capital Accumulation Plan in respect of any fiscal year may not exceed the number of Available Shares (as defined in the Capital Accumulation Plan) acquired for the Capital Accumulation Plan with respect to such fiscal year. If, because of this limitation, the Company is not able to credit CAP Units in respect of all compensation deferred for any fiscal year, or to make any required Net Earnings Adjustments in full, then the amount of compensation for which no CAP Units were awarded will be credited instead to an interest-bearing "cash balance account" maintained for each Participant. In subsequent fiscal years, to the extent the Company acquires shares of Common Stock and the Compensation Committee designated such shares for such use under the Capital Accumulation Plan, it will credit at the end of each fiscal quarter a number of CAP Units corresponding to such shares. The price at which CAP Units will be so credited in respect of deferred cash balances will be the average cost per share of the corresponding shares of Common Stock acquired by the Company during such fiscal quarter.

         Upon the termination of a Participant's Deferral Period under the Capital Accumulation Plan, the Participant will be entitled to receive from the Company a number of freely transferable shares of Common Stock equal to the number of CAP Units then credited to his Capital Accumulation Account plus cash in the amount, if any, of the Participant's cash balance account at the end of such period. If a Participant dies, the Participant's estate (or the designated beneficiary) will receive the number of shares of Common Stock corresponding to the CAP Units then credited to such Participant's account as of the first day of the fiscal year following the date of death plus cash in the amount, if any, of the Participant's cash balance account. If a Participant's employment is terminated for any reason prior to the end of the Deferral Period (other than by reason of death), the Management and Compensation Committee or, in the case of a Reporting Person, the Compensation Committee (the "Appropriate Committee") has the discretion, among other things, to accelerate the distribution of CAP Units in the form of shares of Common Stock for all Plan Years, plus cash in the amount, if any, of his cash balance account, and/or void any deferral elections for which CAP Units have not yet been credited and distribute cash in lieu of shares with respect thereto.

         The maximum number of CAP Units that may be credited to all Capital Accumulation Plan Participants' Capital Accumulation Accounts under the Capital Accumulation Plan for any Plan Year shall not exceed the equivalent number of shares of Common Stock equal to the sum of 15% of the outstanding shares of Common Stock (as defined in the Capital Accumulation Plan) as of the last day of such Plan Year (the "Base Shares") and the number, if any, by which the sum of the Base Shares in all prior fiscal years beginning on or after July 1, 1993 exceeds the number of shares credited to Participants' Capital Accumulation Accounts under the Capital Accumulation Plan in all such prior fiscal years.

         The Company reserves the right to terminate the entire Capital Accumulation Plan or any portion of the Plan representing a particular fiscal year's deferred compensation at any time in its sole discretion. The Capital Accumulation Plan also provides for acceleration of deferrals in the event of certain defined events constituting a "change in control" of the Company. In the event of a "change of control," the Capital Accumulation Plan will be deemed to be terminated immediately, and shares of Common Stock will be issued within 60 days thereafter. The Capital Accumulation Plan may be amended by the Compensation Committee provided that no such action shall retroactively impair or otherwise adversely affect the rights of any person prior to the date of any action.

         A Participant may not assign, pledge or otherwise transfer his interest in his Capital Accumulation Account except by designating a beneficiary who shall be entitled to receive any amounts payable under the Capital Accumulation Plan upon the Participant's death. The Company is not required to establish a special or separate fund or otherwise segregate any assets to assure any payments under the Capital Accumulation Plan, and has no obligation to invest all or any portion of the Participants' Capital Accumulation Accounts in Common Stock. The Capital Accumulation Plan provides that the rights of each Participant shall be no greater than the rights of a general unsecured creditor of the Company.

AMENDMENTS TO PLAN

         The text of the proposed amendments (marked to show changes from the provisions of the Capital Accumulation Plan prior to the amendments where applicable) is set forth in Annex A hereto. The descriptions of the amendments are qualified in their entirety by reference to Annex A.

I. The following amendments to the Capital Accumulation Plan were approved by the Compensation Committee on January 22, 1997, effective December 1, 1996, subject to stockholder approval at the 1997 Annual Meeting. These amendments are filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1996.

         1. Special Elections. The Deferral Periods for compensation deferred
            -----------------
under the Capital Accumulation Plan generally is five years after the end of the fiscal year for which the compensation was payable to the Participant. Although the Plan already contained provisions whereby Participants could extend the Deferral Period and continue to obtain the benefits of the Plan for compensation previously deferred, the ability to extend the Deferral Period beyond five years contained various limitations. In order to provide flexibility to the Appropriate Committee, a new Section 4.6 was added to the Plan granting the Appropriate Committee the right, in its sole discretion, to permit a Participant to execute and file a Special Plan Election in form provided by the Company, electing to extend the Deferral Period previously selected with respect to any Required Deferral Amount and/or Additional Deferral Amount for such periods and in such proportions as shall be determined by the Appropriate Committee. The Deferral Period being extended must terminate no earlier than the end of the fiscal year following the fiscal year in which the Special Plan Election is made, except that any election with respect to the Deferral Period ending on June 30, 1997 was required to be made on or before December 31, 1996. The amendment also provides that the Earnings Adjustment with respect to each Plan Year in any Additional Deferral Period would be calculated in accordance with the provisions of Section 5.4 of the Plan applicable to Participants who elected to defer any Required Deferral Amount for more than five fiscal years.

         In connection with the foregoing amendment, a definition of "Special Plan Election" was added to the Plan and the definition of "Deferral Period" was amended to include the Additional Deferral Period referred to in new Section 4.6.

         2. Disability/Termination of Employment. Section 6.2(b) of the Capital
            ------------------------------------
Accumulation Plan had provided that if a Participant suffered a Disability, he would be treated in the same manner as a Participant whose employment had terminated other than by reason of Disability. In such event, unless the Appropriate Committee exercises its discretion to accelerate the termination of a Participant's interest in the Capital Accumulation Plan and cause the distribution of Common Stock represented by Cap Units, the Participant would remain subject to the Capital Accumulation Plan, but in lieu of an Earnings Adjustment would receive credits to his or her Capital Accumulation Account based on the dividends paid on the shares represented by Cap Units, less the Cost of Carry (essentially an interest factor based on the Federal Funds Rate in a fiscal year as applied to the deferred tax benefit). In order to provide greater flexibility to the Appropriate Committee for a Participant who suffers a Disability, subparagraph (i) of section 6.2(b) of the Plan was amended to permit the Appropriate Committee, in its sole discretion, to treat a Participant who has suffered a Disability as (a) a participant in all respects under the Plan as if his or her employment had not terminated, (b) as a Participant entitled to continue to receive Earnings Adjustments on Cap Units but not entitled to make deferrals of compensation under the Plan, or (c) as a Participant whose employment had terminated, and at any time to change from one such alternative to another.

         In connection with the foregoing amendment, the definition of "Disability" was amended by deleting the provision that would treat Disability as an event resulting in a deemed termination of employment of a Participant for purposes of the Plan.

         3. Managing Director Emeritus. Section 6.2(b)(i) of the Plan had
            --------------------------
provided discretion to the Appropriate Committee to treat a Participant whose employment had terminated but who had become a Special Associate Director as if his or her employment had not terminated, as a result of which such Participant would continue to be treated in all respects as a Participant under the Plan. In order to provide greater flexibility to the Appropriate Committee as to Participants who had become Special Associate Directors, Section 6.2(b) and Section

6.2(b)(i) were amended to permit the Appropriate Committee to treat such Participants in any of the ways permitted for Participants who had suffered a Disability as described in Paragraph 2 above. In addition, since the designation of "Special Associate Director" had been changed to "Managing Director Emeritus," all references in the Plan to "Special Associate Director" were appropriately amended.

II. The following amendments to the Capital Accumulation Plan were approved by the Compensation Committee on September 10, 1997, effective July 1, 1997, subject to stockholder approval at the 1997 Annual Meeting.

         Application of Cash Balances; Available Shares. As noted under
         ----------------------------------------------
"General" above, when insufficient shares of Common Stock have been purchased for the Plan during a specified period, the amount of compensation for which no Cap Units were credited will be credited instead to a "Cash Balance Account." The provisions of Section 5.3 of the Plan and the definition of "Available Shares" have been interpreted to require that shares purchased thereafter be credited to the Capital Accumulation Account of the Participant at the end of the fiscal quarter in which the shares were purchased at the Average Cost Per Share during such quarterly period. The amendments to both Section 5.3 of the Plan and the definition of "Available Shares" have been adopted in order to provide flexibility to the Compensation Committee in designating the period for which shares are purchased and the period as to which the Average Price Per Share is calculated (for example, an annual period rather than a quarterly period).


         THE FOREGOING AMENDMENTS DISCUSSED UNDER SECTIONS I AND II ABOVE WOULD NOT HAVE PROVIDED DETERMINABLE BENEFITS TO PARTICIPANTS IF THEY HAD BEEN IN EFFECT FOR THE ENTIRE FISCAL YEAR 1997, AND THE AMOUNT OF BENEFITS IN FUTURE YEARS, IF ANY, ARE NOT DETERMINABLE AT THE PRESENT TIME.


III. The following amendments to the Capital Accumulation Plan were approved by the Compensation Committee on September 10, 1997, effective July 1, 1997, subject to stockholder approval at the 1997 Annual Meeting.

         Net Earnings Adjustment; Book Value Adjustment. As noted above under
         ----------------------------------------------
"General," each CAP Unit credited to a Participant's Capital Accumulation Account entitles the Participant to receive, on an annual basis, a Net Earnings Adjustment generally equal to the Company's pre-tax earnings per share for such fiscal year, after adjustments that include a reduction for changes in the Company's Adjusted Book Value Per Share during such year resulting from increases in the Company's retained earnings attributable to net income. The Net Earnings Adjustment generally is credited to the Participant's Capital Accumulation Account in the form of additional CAP Units. The Book Value Adjustment as presently calculated is based on a formula which reflects the percentage change in Book Value Per Share during the applicable fiscal year and applies such percentage change as a reduction of CAP Units outstanding at the end of the period. The current formula results in a Book Value Adjustment in CAP Units which are valued at the Average Cost Per Share of Available Shares for purposes of the Net Earnings Adjustment. In practice, the effect of calculating the Book Value Adjustment as a reduction in CAP Units in the above manner was to reduce disproportionately the amounts that would otherwise be payable on CAP Units whenever the Average Cost Per Share was at a multiple of book value in excess of one. Accordingly, at certain price multiples of book value, the Participants would receive no benefit from the Net Earnings Adjustment under the Capital Accumulation Plan which would disadvantage the Participants in relation to the Company's common stockholders. In order to correct this situation, Sections 5.4(g), 5.5 and 5.10(a) relating to the Book Value Adjustment and the New Earnings Adjustment have been amended to reflect the dollar change in Adjusted Book Value Per Share rather than the percentage change. As a result of the proposed amendments, the Book Value Adjustment will appropriately capture increases in retained earnings attributable to net income and accomplish its intended affect which was to prevent the Capital Accumulation Plan from diluting the interests of common stockholders.

         Since the benefits under the Capital Accumulation Plan resulting from the amendments discussed in this Section III are based upon future performance, such benefits are not determinable at the present time. However, the following table reflects the amounts (i) that would have been credited to Participants for the fiscal year ended June 30, 1997 had the amendments to the Net Earnings Adjustment and the Book Value Adjustment been in effect for such year, and (ii) that were actually credited to Participants for the fiscal year ended June 30, 1997 as Net Earnings Adjustments.

                            CAPITAL ACCUMULATION PLAN

NAME AND POSITION                                       DOLLARVALUE ($)
-----------------                                       ---------------
                                             AS AMENDED(1)          ACTUAL(1)
                                             ----------             ---------

James E. Cayne,                                5,315,887            3,223,209
    CEO and President....................

Alan C. Greenberg,
    Chairman of the Board................      2,779,112            1,685,120

Warren J. Spector,
    Executive Vice President.............      5,957,664            3,523,924

Alan D. Schwartz,
    Executive Vice President.............      3,265,340            1,981,791

Mark E. Lehman,
    Executive Vice President.............       457,775              278,866

Executive Group..........................     18,513,693           11,141,314

Non-Executive Director Group(2)..........         -0-                  -0-

Other Employee Group(3)..................     48,017,140           29,789,287




(1) The amounts include the value of the preferential earnings credited as CAP Units under the Capital Accumulation Plan, but do not include the dividend equivalents on the related CAP Units. Dividend equivalents paid were the following amounts: Cayne ($1,074,021); Greenberg ($561,492); Spector ($1,206,979); Schwartz ($659,729); Lehman
         ($92,488); Executive Group ($3,743,797); and Other Employee Group ($10,096,010). See "Compensation Tables And Other Information - Summary Compensation Table - All Other Compensation."

(2)      Gives effect to election of directors at this Annual Meeting.

(3) Excluding those employees included in the categories entitled "Executive Group" and "Non-executive Director Group."

         The Company believes that the Capital Accumulation Plan is an important element in aligning the interests of management with those of the Company's stockholders. The amendments previously discussed will permit the Capital Accumulation Plan to function properly. While the amount of benefit provided for under the Capital Accumulation Plan, as amended, will increase in certain circumstances, the Capital Accumulation Plan will not result in any substantial dilution to either earnings per share or book value per common share.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN.

         IV. APPROVAL OF AMENDMENTS TO THE PERFORMANCE COMPENSATION PLAN

GENERAL

         The Performance Compensation Plan was adopted by the Compensation Committee on September 10, 1996 and was approved by stockholders at the 1996 Annual Meeting.

         The Performance Compensation Plan is effective as of July 1, 1996 and is applicable for the five fiscal years of the Company ending June 30, 2001. All of the Company's executive officers (other than the voting members of the Company's Executive Committee) presently are eligible to participate in the Performance Compensation Plan. The Company presently has seven executive officers. The total compensation of those executive officers of the Company designated to participate in the Performance Compensation Plan by the Compensation Committee within 90 days following the beginning of each fiscal year (the "Designated Executives") is determined in all material respects by the Performance Compensation Plan. Under the Performance Compensation Plan, each of the Designated Executives receives a base salary of $200,000 per annum, and shares in a performance-based bonus fund. For each fiscal year, the formula for calculating the bonus fund is determined in writing by the Compensation Committee, not later than 90 days after the beginning of each fiscal year, based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine (which adjustments, if any, shall be set forth in writing not later than 90 days after the beginning of each fiscal year): (a) pre-tax or after-tax return on equity;
(b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

         The share of the bonus fund to be allocated to each Designated Executive in any fiscal year is determined by the Compensation Committee, based upon the recommendation of the Management and Compensation Committee, not later than 90 days after the beginning of each fiscal year. The Compensation Committee may allocate up to 100% of the entire bonus fund in any fiscal year. The Compensation Committee, in its sole discretion, may reduce the amount of the bonus of any participant. The maximum bonus that may be allocated to a participant in any fiscal year is $12 million. The Performance Compensation Plan may be amended by the Compensation Committee provided that no such action may retroactively impair or otherwise adversely affect the rights of any Designated Executive prior to the date of such action.

PROPOSED AMENDMENTS TO PLAN

         On September 10, 1997, the Compensation Committee adopted amendments to the Performance Compensation Plan to be effective in fiscal year 1998, subject to approval of stockholders at the 1997 Annual Meeting.

         The proposed amendments to the Performance Compensation Plan would change the eligibility requirements for participation in the Performance Compensation Plan from the Company's executive officers (other than voting members of the Company's Executive Committee) to all Senior Managing Directors of Bear Stearns (other than participants in the Management Compensation Plan). Bear Stearns currently has approximately 300 Senior Managing Directors. The amendments to the Performance Compensation Plan are being submitted to stockholders in an effort to meet the requirements for deductibility by the Company under Section 162(m) of the Internal Revenue Code for Senior Managing Directors who may become executive officers covered by Section 162(m) in the future. (See "Executive Compensation-Compensation Committee Report-Performance Compensation Plan" for a discussion of Section 162(m) of the Internal Revenue Code.)

         The foregoing amendments would not have provided determinable benefits to Designated Executives if they had been in effect for fiscal year 1997, and the amount of benefits in future years, if any, are not determinable at the present time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE PERFORMANCE COMPENSATION PLAN.

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ended June 30, 1998. Deloitte & Touche LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.


                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.


         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1998 Annual Meeting must do so no later than May 30, 1998.

         In addition, in accordance with Article VI, Section 2 of the Certificate of Incorporation, in order to be properly brought before the 1998 Annual Meeting, a matter must have been (i) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of the Company as set forth in the preceding paragraph), (ii) brought before such meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder or record on the record date for such meeting or a duly authorized proxy for such stockholder, which conforms to the requirements of Article VI, Section 2 of the Certificate of Incorporation and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not less than 10 days prior to the first anniversary of the date of the notice accompanying this Proxy Statement; provided, however, that such notice need not be given more than 75 days prior to the 1998 Annual Meeting.

                                     REPORTS

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Corporate Communications Department of the Company at the address below.

                                             By order of the Board of Directors
                                             Kenneth L. Edlow,
                                             Secretary

The Bear Stearns Companies, Inc.
245 Park Avenue
New York, New York 10167
October 6, 1997

                                     ANNEX A
                                     -------

                     AMENDMENTS TO CAPITAL ACCUMULATION PLAN
                     ---------------------------------------

         [Marked to show changes from existing text where applicable]

1.       Amendments Approved on January 22, 1997
         ---------------------------------------

         1.       The following new Section 4.6 shall be added:

                  "4.6 Special Elections. The Appropriate Committee shall have
                       -----------------
                  the right in its sole discretion to permit a Participant to execute and file with the Appropriate Committee, at such times and on such terms and conditions as the Appropriate Committee shall determine, a Plan Election (a "Special Plan Election") in form provided by the Company, electing to extend the Deferral Period previously selected with respect to any Required Deferral Amount and/or Additional Deferral Amount for such periods and in such proportions as shall be determined by the Appropriate Committee, provided that the Deferral Period being extended shall terminate no earlier than the end of the Fiscal Year following the Fiscal Year in which the Special Plan Election is made, except that any election with respect to the Deferral Period ending on June 30, 1997 shall be made on or before December 31, 1996. The Earnings Adjustment with respect to each Plan Year in any such additional Deferral Period shall be calculated in accordance with Section 5.4
                  (a)(v)."

         2. The following definition of "Special Plan Election" shall be added to Section 2.1:

                  "Special Plan Election" has the meaning assigned to it in
                  Section 4.6.

         3.       The first sentence of the definition of "Deferral Period" in
                  Section 2.1 shall be amended to read as follows:

                  "Deferral Period means the period of five Fiscal Years
                   ---------------
                  commencing on the first day of the Fiscal Year following the Plan Year for which a Participant's compensation being deferred pursuant to this Plan was payable, or such greater or lesser number of whole Fiscal Years as the Appropriate Committee may approve pursuant to Section 4.1, 4.3, 4.5 or 4.6."

         4.       The initial portion of the first sentence of paragraph (b) of
                  Section 6.2 is hereby amended to read as follows:

                  "(b) If a Participant's employment with the Company and its Affiliates shall be terminated for any reason prior to the end of all of his Deferral Periods (other than by reason of death^), or if such
                                                             ----------
                           Participant shall suffer a Disability or shall become
                           -----------------------------------------------------
                           a Managing Director Emeritus of Bear Stearns, then
                           --------------------------------------------
                           such Participant (or his Beneficiary) shall, unless otherwise determined by the Appropriate Committee as hereinafter provided, continue to be bound by, and to be subject to, all the terms and provisions of this Plan, except that . . ."

         5. Subparagraph (i) of paragraph (b) of Section 6.2 is hereby amended to read as follows:

                  "(i) the Appropriate Committee shall have the right in its sole discretion (A) to treat a Participant who has
                                           ----------------------------------
                           suffered a Disability or who has become a Managing
                           --------------------------------------------------
                           Director Emeritus of Bear Stearns, as a Participant
                           ---------------------------------------------------
                           (1) in all respects under this Plan, (2) to whom the
                           ----------------------------------------------------
                           provisions of Section 5.4(a) but not the provisions
                           ---------------------------------------------------
                           of Section 4.1 shall apply,
                           ---------------------------
                           or (3) whose employment with the Company and its
                           ------------------------------------------------
                           Affiliates has terminated and to whom the foregoing
                           ---------------------------------------------------
                           provisions of this paragraph (b) shall apply, and (B)
                           -----------------------------------------------------
                           at any time or from time to time, to change any such
                           ----------------------------------------------------
                           treatment with respect to any such Participant to any
                           -----------------------------------------------------
                           other such treatment."
                           ----------------------

         6. The definition of "Disability" in Section 2.1 shall be amended by deleting the following clause at the end thereof: ". . . in which event the employment of the Participant shall be deemed to have terminated for purposes of this Plan."

         7.       Paragraph (b) of Section 5.4 shall be deleted in its entirety.

         8. The parenthetical clause beginning on the second line of the second full paragraph of Section 9 shall be amended to read as follows:

                           ". . . (or who is a Participant who has suffered a
                                               ------------------------------
                           Disability or who has become a Managing Director
                           ------------------------------------------------
                           Emeritus of Bear Stearns and whom the Appropriate
                           ----------------------------
                           Committee shall have determined^ to treat in the
                                                            ---------------
                           manner specified in clause (1) or (2) of
                           ----------------------------------------
                           subparagraph (i) of Section 6.2(b)). . . "
                           ------------------------------------------


2.       Amendments Approved on September 10, 1997 with respect to Section 5.3
         ---------------------------------------------------------------------
         and the definition of "Available Shares".
         -----------------------------------------

         1.       Section 5.3 shall be amended to read as follows:

                  5.3 Quarterly Credits in Respect of Cash Balances. If there
                      ----------------------------------------------
                  shall exist a Cash Balance in the Cash Balance Account of any Participant on the last day of any fiscal quarter of the Company, including the last day of a Plan Year (a "Quarter End
                           -------------------------------------
                  Date"), the Company shall credit the Capital Accumulation Account of each such Participant, as of such Quarter End Date, with a number of additional CAP Units determined by dividing such Cash Balance by the Average Cost Per Share of the Available Shares acquired by the Company and designated by the
                                                           ---------------------
                  Board Committee as being allocated to such period. If the
                  --------------------------------------------------
                  aggregate number of CAP Units required to be credited to the Capital Accumulation Accounts of all such Participants pursuant to the preceding sentence would exceed the number of Available Shares, then the aggregate number of CAP Units to be credited shall be limited to the number of Available Shares and such CAP Units shall be allocated on a pro rata basis, based on the respective Cash Balances of each Participant. In connection with any crediting of CAP Units pursuant to this
                  Section 5.3, the Cash Balance of each such Participant shall be reduced by debiting to his Cash Balance Account an amount equal to the product of the number of CAP Units credited to his Capital Accumulation Account and the Average Cost Per Share of the Available Shares acquired by the Company during
                                                                        ------
                  the annual or quarterly period specified by the Board
                  -----------------------------------------------------
                  Committee.
                  ----------

         2. The definition of "Available Shares" shall be amended to read as follows:

                  "Available Shares" means, with respect to any Fiscal Year or portion thereof, the sum of (a) the number of shares of Common Stock purchased by the Company in the open market or in private transactions or otherwise during such period that have not been previously allocated under the Plan and designated by the Board Committee at the time of purchase as having been purchased for issuance under the Plan with respect to the
                                                        -------------------
                  Fiscal Year or portion thereof specified by the Board
                  -----------------------------------------------------
                  Committee and (b) shares of Common Stock purchased prior to
                  ---------
                  such period that were designated as Available Shares but were not allocated under the Plan which the Company makes available to the Plan subsequent to the period in which such shares were purchased and the

                  Board Committee thereafter designates as Available Shares for issuance under the Plan with respect to the Fiscal Year or
                                          ----------------------------------
                  portion thereof specified by the Board Committee.
                  -------------------------------------------------


3.                Amendments approved on September 10, 1997 with respect to the
                  -------------------------------------------------------------
                  Book Value Adjustment.
                  ----------------------

                  1. Section 5.5 shall be amended to read as follows:

                  "5.5 Book Value Adjustment. For purposes of calculating the
                       ---------------------
                  Net Earnings Adjustment with respect to any Deferral Year pursuant to Section 5.10, the ^ Book Value Adjustment shall equal the sum of (1) the amount maintained in the Book Value Adjustment Carry Forward Account pursuant to Section 5.10(a), if any, and (2) the product of (a) the total number of CAP
                  ----------------------------------------------------------
                  Units credited to the Capital Accumulation Account of each
                  ----------------------------------------------------------
                  Participant as of the last day of such Deferral Year but
                  --------------------------------------------------------
                  without including any CAP Units credited on such date pursuant
                  --------------------------------------------------------------
                  to Sections 5.1, 5.3 and 5.10 multiplied by (b) the difference
                  --------------------------------------------------------------
                  between Adjusted Book Value Per Share as of the last day of the Deferral Year and Adjusted Book Value Per Share as of the
                  -------------------------------------------------------------
                  last day of the preceding Deferral Year."
                  -----------------------------------------


                  2. Section 5.4(g) shall be amended to read as follows:

                  "(g) finally, (i) if the sum (or net amount) of the amounts determined for a Participant in subparagraphs (a), (b) and (c) above is a positive number and such sum (or net amount) exceeds the aggregate of the charges, if any, determined for such Participant pursuant to subparagraphs (d), (e) and (f) above, then the Earnings Adjustment shall equal^ such sum (or
                                                                   ------------
                  net amount), as determined for purposes of this Section 5.4,
                  ------------
                  or (ii) if the net amount of the amounts determined for a Participant in subparagraphs (a), (b) and (c) less the aggregate of the charges, if any, determined pursuant to subparagraphs (d), (e) and (f) is a negative number (an "Earnings Charge") and such Participant has a positive Cash Balance, then (A) such Cash Balance first shall be reduced by an amount equal to such Earnings Charge (provided that no such reduction shall be made to the extent the Earnings Charge relates to a negative result from sub-paragraph (b) or (c)) and (B) if, after reducing such Cash Balance to zero, any amount determined in accordance with the preceding clause (ii)
                  (A) remains unapplied, or if such Participant has no Cash Balance, then the Earnings Adjustment shall be zero."

                  3. Section 5.10(a) shall be amended to read as follows:

                  "(a) After making any credits to the Capital Accumulation Accounts of the Participants in respect of the fourth fiscal quarter of such Deferral Year pursuant to Section 5.3, each Participant's Account ^ shall be adjusted, effective as of the last day of such Deferral Year, as provided in this Section 5.10(a). The Company shall credit the Capital Accumulation Account of each Participant with an additional number of CAP Units (a "Net Earnings Adjustment") equal to the quotient of
                                                               ---------------
                  (i) the difference between the Earnings Adjustment calculated
                  ---
                  in accordance with Section 5.4 and the Book Value Adjustment calculated in accordance with Section 5.5 for such Deferral Year, divided by (ii) the Average Cost Per Share of the
                        -------------------------------------------------
                  Available Shares acquired by the Company and designated by the
                  --------------------------------------------------------------
                  Board Committee as being allocated to such period.
                  --------------------------------------------------
                  Notwithstanding the foregoing, however, if (i) the Earnings Adjustment is a negative number or (ii) the Book Value Adjustment exceeds the Earnings Adjustment then no CAP Units shall be credited to the Accounts of any Participants and the amounts of each of such Book Value Adjustment and Earnings Adjustment shall be disregarded and shall not be taken into account for purposes of the Plan in any subsequent Deferral Year."

                      THE BEAR STEARNS COMPANIES INC.
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
  DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 27, 1997, AT 5:00 P.M.

       The undersigned stockholder of The Bear Stearns Companies Inc. (the "Company") hereby appoints Alan C. Greenberg and James E. Cayne, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 27, 1997, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on September 22, 1997, in accordance with the directions indicated herein.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND PURSUANT TO ITEM 5.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED HEREIN, "FOR" APPROVAL OF THE FISCAL YEAR 1998 PERFORMANCE GOALS UNDER, AND AN AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN, "FOR" APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN AND "FOR" APPROVAL OF AMENDMENTS TO THE PERFORMANCE COMPENSATION PLAN.

Item 1.  ELECTION OF DIRECTORS:

        [  ] FOR ALL NOMINEES LISTED     [  ] WITHHOLD AUTHORITY TO VOTE FOR ALL
            BELOW (except as                    NOMINEES LISTED BELOW
            marked to the contrary
            below)


Nominees for Directors: James E. Cayne, Carl D. Glickman, Alan C. Greenberg, Donald J. Harrington, William
L. Mack, Frank T. Nickell, Frederic V. Salerno, Vincent Tese and Fred Wilpon.


 (INSTRUCTION:     To withhold authority to vote for an individual nominee named above, strike a line through that nominee's name)


Item 2. APPROVAL OF THE FISCAL YEAR 1998 PERFORMANCE GOALS UNDER, AND AN AMENDMENT TO, THE MANAGEMENT COMPENSATION PLAN:

                           FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


Item 3.           APPROVAL OF AMENDMENTS TO THE CAPITAL ACCUMULATION PLAN:

                           FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


Item 4.           APPROVAL OF AMENDMENTS TO THE PERFORMANCE COMPENSATION PLAN:

                           FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


Item 5. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.


              Signature(s):        _____________________________________________

                                   (Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee,custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.)


                                   Dated  ______________________________ , 1997

                                    APPENDIX
                                    --------

             DESCRIPTION OF GRAPHIC MATERIAL OMITTED FROM EDGAR FILING

                     (Pursuant to Item 304(a) of Regulation S-T)


     GRAPHIC MATERIAL (1) -

 In the paper-format version of this Proxy Statement, a line-graph, titled "PRE-TAX RETURN ON EQUITY - The Bear Stearns Companies Inc. v. Peer Group Average", appears in the section "EXECUTIVE COMPENSATION - COMPENSATION COMMITTEE REPORT - Compensation Policies". The sixth paragraph of this section describes the graph and the composition of the "Peer Group" used in the graph. The same data presented in the graph is presented in a chart that appears in both the paper-format and EDGAR versions of this Proxy Statement at the same point as the forementioned graph.



     GRAPHIC MATERIAL (2) -

 In the paper-format version of this Proxy Statement, a line-graph, titled "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN", appears in the section "PERFORMANCE GRAPH". The first paragraph of this section describes the graph and the composition of the "Peer Group" used in the graph. The same data presented in the graph is presented in a chart that appears in both the paper-format and EDGAR versions of this Proxy Statement at the same point as the forementioned graph.